                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

                             -----------------------


                Date of Report
               (Date of earliest
                event reported):        December 16, 2002


                           Alliant Energy Corporation
                          ---------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                    1-9894                         39-1380265
---------------                 -------                        ----------
(State or other                 (Commission File               (IRS Employer
jurisdiction of                 Number)                      Identification No.)
incorporation)


               4902 North Biltmore Lane, Madison, Wisconsin 53718
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (608) 458-3311
                         (Registrant's telephone number)

Item 5. Other Events and Regulation FD Disclosure.


On December 16, 2002, Alliant Energy Corporation (the "Company") reported the following:

         On November 22, 2002, the Company announced its commitment to pursue during 2003 the sale of, or other exit strategies for, a number of its businesses, including Whiting Petroleum Corporation, the Company's investments in Australia, its affordable housing business and several other non-core businesses. Reference is made to the Company's Current Report on Form 8-K, dated November 22, 2002, describing such divestitures, which disclosure is incorporated herein by reference. Whiting Petroleum Corporation, the Company's investments in Australia and its affordable housing business accounted for approximately $32 million ($16 million excluding non-cash income related to electricity derivatives at the Company's Australian operation) of the Company's net income for the nine months ended September 30, 2002. Under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company will, as early as the fourth quarter of 2002, be required to classify the assets of these businesses as held for sale and their operations as discontinued operations. In addition to reporting the results of these businesses as discontinued operations, the Company may also be required to record accounting adjustments, other charges and/or income in the fourth quarter of 2002 and/or in 2003 related to these proposed divestitures. Although the scope of these potential adjustments is not presently known, they may have an impact on the Company's results of operations in 2002 and 2003, including the results projected by the 2003 earnings guidance the Company provided on November 22, 2002, as well as the 2002 earnings guidance included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

         As a result of the reclassification of the businesses described above as held for sale, generally accepted accounting principles will likely require the Company to reclassify the operations of these businesses as discontinued operations in its historical financial statements for the years ended December 31, 2001 and 2000 at the time it files its Annual Report on Form 10-K for the year ended December 31, 2002. The Company's former independent public accountants, Arthur Andersen LLP, have ceased to audit publicly held companies. The rules of the Securities and Exchange Commission would have permitted the use of Arthur Andersen LLP's latest audit report on prior period financial statements had there been no changes to those prior period financial statements. Due to the changes to the prior period financial statements to reclassify the operations of the businesses to be sold as discontinued operations, the rules of the Securities and Exchange Commission will require that the Company have another audit firm reaudit those financial statements. The Company has engaged its current independent auditors, Deloitte & Touche LLP, to reaudit its financial statements for the years ended December 31, 2001 and 2000. In connection with the reaudit, it is possible that adjustments, which could be material, may be made to the Company's historical financial statements.

         To enhance its liquidity position, the Company continues to pursue various financing transactions, the proceeds of which will be used to repay short-term debt and for other general corporate purposes. The Company currently expects these transactions, which are expected to raise new debt and preferred equity financing, will close in December 2002.

         The statements in this Current Report on Form 8-K regarding the potential impact of certain adjustments on the Company's previous earnings guidance, the need for and potential impacts of any reaudit and the Company's future financing plans are forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: the nature and scope of adjustments, charges and/or income that may be required to be recorded relative to the Company's financial statements related to its proposed divestitures; unanticipated issues that may arise in the course of any reaudit that may be undertaken by Deloitte & Touche LLP with respect to the Company's financial statements for the years ended December 31, 2001 and 2000; and unexpected difficulties related to the completion of the Company's proposed financings. The forward-looking statements included herein are made as of the date hereof, and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ALLIANT ENERGY CORPORATION



Date: December 16, 2002                By: /s/ John E. Kratchmer
                                           -------------------------------------
                                           John E. Kratchmer
                                           Vice President - Corporate Controller
                                           and Chief Accounting Officer